UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   May 4, 2016

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

64 Sidney St. Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (734) 418-4400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At its Annual Meeting of Stockholders held on May 4, 2016 (the “Annual Meeting”), the shareholders of Vericel Corporation, a Michigan corporation (the “Company”) voted on the following matters, which are described in detail in the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on March 18, 2016: (i) to elect Robert L. Zerbe, Alan L. Rubino, Heidi Hagen, Steven Gilman, Kevin McLaughlin, Paul Wotton and Dominick C. Colangelo as directors of the Company to each serve for a one-year term expiring at the Company’s annual meeting of shareholders in 2017 and until his or her successor has been elected and qualified (“Proposal 1”), (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016 (“Proposal 2”), and (iii) to hold an advisory vote approving the compensation of the named executive officers (“Proposal 3”).

The Company’s shareholders approved the nominees recommended for election in Proposal 1 at the Annual Meeting.

Shareholders voted for directors as follows:

Nominee	For	Abstain/Withheld	Broker Non-Votes
Robert L. Zerbe	8,378,475	1,929,916	6,497,812
Alan L. Rubino	8,373,909	1,934,482	6,497,812
Heidi Hagen	10,242,526	65,865	6,497,812
Steven Gilman	10,241,178	67,213	6,497,812
Kevin McLaughlin	8,376,484	1,931,907	6,497,812
Paul Wotton	10,241,355	67,036	6,497,812
Dominick C. Colangelo	10,239,240	69,151	6,497,812

The Company’s shareholders approved Proposal 2. The votes cast at the Annual Meeting were as follows: 16,684,849 voted for, 109,558 shares voted against and 11,796 shares abstained from voting.

The Company’s shareholders approved Proposal 3. The votes cast at the Annual Meeting were as follows: 10,138,119 shares voted for, 134,928 shares voted against, 35,344 shares abstained from voting and there were 6,497,812 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: May 6, 2016	By:	/s/ Gerard Michel
		Name:	Gerard Michel
		Title:	Chief Financial Officer and Vice President,
Corporate Development